Exhibit 32.1

Certification of

Chief Executive Officer

under Section 906 of the

Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-K for the year ended December 31, 2017 of Ramaco Resources, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Bauersachs, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2018	/s/ Michael Bauersachs
Michael Bauersachs President and Chief Executive Officer